UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 9, 2015

EPIRUS BIOPHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51171	04-3514457
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

699 Boylston Street
Eighth Floor
Boston, MA 02116

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (617) 600-3497

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 9, 2015, EPIRUS Biopharmaceuticals, Inc., a Delaware corporation (the “Company”), entered into and closed a definitive Stock Purchase Agreement (the “Stock Purchase Agreement”) with Bioceros Holding B.V., a Netherlands company (“Bioceros”), the sellers identified therein (the “Sellers”) and Oscar Schoots and Carine van den Brink as the representatives of the Sellers. Under the Stock Purchase Agreement, the Company has purchased all of the outstanding shares of the share capital of Bioceros (the “Share Transfer”), with the result that Bioceros has become a wholly-owned subsidiary of the Company following the Share Transfer. Bioceros is a leading provider of services related to the preclinical development of monoclonal antibodies and generation of Good manufacturing practices (GMP)-ready protein producing cell lines. The assets acquired include Bioceros’ proprietary CHOBC® cell line platform, all related intellectual property rights, and a fully equipped laboratory together with Bioceros’ staff of scientists and bioreactor capabilities designed for the development of monoclonal antibodies and protein therapeutics, with a focus on biosimilars, including capabilities for the production of three new biosimilar product candidates to add to the Company’s pipeline of biosimilar product candidates, as further described in Item 8.01.

As a result of the Share Transfer, the Sellers will receive a total of $14.1 million in consideration, consisting of: (i) an initial cash payment of $3.4 million, (ii) a second cash payment of $1.7 million, to be paid on the first anniversary of the closing date, (iii) an initial issuance of shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”) with a value of $4.0 million, calculated as set forth in the Stock Purchase Agreement and (iv) a second issuance of shares of Common Stock with a value of $5.0 million, calculated as set forth in the Stock Purchase Agreement, to be issued on the date that is six months after the closing date, subject to the Company’s setoff rights with regard to the second cash payment and the second installment of shares of Common Stock. In addition, the Sellers will receive a pro rata share of a net cash payout equal to the aggregate amount of Bioceros’ net cash at closing in excess of $1.2 million, calculated as set forth in the Stock Purchase Agreement.

In connection with the Stock Purchase Agreement, Bioceros has granted to a newly-formed Netherlands company (“NewCo”), which is owned by the Sellers, a fully paid-up, non-exclusive, transferable (under limited, specified circumstances) license to Bioceros’ CHOBC® platform and future improvements thereto, for NewCo’s use in the development of monoclonal antibodies and proteins other than biosimilar monoclonal antibodies and Ig fusion proteins.

The Stock Purchase Agreement also contains customary covenants, representations and warranties of the parties.

A copy of the press release announcing the execution of the Stock Purchase Agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing summary of the Stock Purchase Agreement and the transactions contemplated thereby is qualified in its entirety by the full text of the Stock Purchase Agreement attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Reference is made to Item 1.01 of this Current Report on Form 8-K regarding the Stock Purchase Agreement. The disclosure contained in Item 1.01 with respect to the Stock Purchase Agreement is hereby incorporated by reference in its entirety into this Item 2.01.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to Item 1.01 of this Current Report on Form 8-K regarding the Stock Purchase Agreement. The disclosure contained in Item 1.01 with respect to the Stock Purchase Agreement is hereby incorporated by reference in its entirety into this Item 3.02.

The shares of the Common Stock issued in the transaction were not registered under the Securities Act of 1933, as amended (the “Securities Act”) or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act, which exempts transactions by an issuer not involving any public offering. Each of the Sellers has acknowledged it received restricted securities and the securities contain a legend stating the same.

Item 8.01 Other Events.

On September 9, 2015, in connection with Share Transfer, the Company also announced the addition to its pipeline of three preclinical product candidates, BOW080, a proposed biosimilar version of Soliris® (eculizumab), BOW090, a proposed biosimilar version of STELARA® (ustekinumab) and BOW100, a proposed biosimilar version of SIMPONI® (golimumab). Soliris is marketed by Alexion Pharmaceuticals, Inc. and is currently indicated to treat ultra-rare blood disorders, including paroxysmal nocturnal hemoglobinuria (PNH) and atypical hemolytic uremic syndrome (aHUS). According to EvaluatePharma®, Soliris generated approximately $2.2 billion in global innovator sales in 2014.  STELARA and SIMPONI are marketed by Janssen Pharmaceuticals, Inc. and are indicated in inflammatory and immune mediated disorders. According to EvaluatePharma, STELARA and SIMPONI generated approximately $2.1 billion and $1.9 billion, respectively, in global innovator sales in 2014.

The Company is in the comparability phase of development of BOW080, BOW090 and BOW100. The Company anticipates bringing these product candidates on a path to filing in 2020 for BOW080, 2021 for BOW090 and 2022 for BOW100.

The addition of these three new biosimilar product candidates will expand the Company’s pipeline of biosimilar product candidates to further the Company’s strategy of building a global pure-play, sustainable and profitable biosimilar business.

A copy of the press release announcing the addition of the three biosimilar product candidates to the Company’s pipeline is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)         Financial Statements of Business Acquired

The financial statements required by this item with respect to the acquisition of Bioceros will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but no later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(b)         Pro Forma Financial Information

The pro forma financial information required by this item with respect to the acquisition of Bioceros will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but no later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(d)   Exhibits

2.1*

Stock Purchase Agreement Regarding the Sale and Transfer of All Outstanding Shares in Bioceros Holding B.V. by and among EPIRUS Biopharmaceuticals, Inc., the Sellers identified therein and Oscar Schoots and Carine van den Brink as the representatives of the Sellers dated September 9, 2015

99.1	Press Release of EPIRUS Biopharmaceuticals, Inc. dated September 9, 2015

*                 The schedules to the Stock Purchase Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. EPIRUS Biopharmaceuticals, Inc. will furnish supplemental copies of any such schedules to the U.S. Securities and Exchange Commission upon request.

Cautionary Note on Forward-Looking Statements

This Form 8-K contains forward-looking statements of the Company within the meaning of the Private Securities Litigation Reform Act of 1995.  In addition, when or if used in this document, the words “may,” “could,” “should,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict” and similar expressions and their variants, as they relate to the Company or its management may identify forward-looking statements.  The Company cautions that these forward-looking statements are subject to numerous assumptions, risks, and uncertainties, which change over time. Important factors that may cause actual results to differ materially from the results discussed in the forward-looking statements or historical experience include risks and uncertainties, including the failure by the Company to secure and maintain relationships with collaborators and single-source contract manufacturers; risks relating to in-house cell line and process development activities; risks relating to clinical trials; risks relating to the commercialization, if any, of the Company’s proposed product candidates (such as marketing, regulatory, product liability, supply, competition, and other risks); dependence on the efforts of third parties; dependence on intellectual property; risks related to the loss of any of the Company’s key management personnel; risks that the Company may lack the financial resources and access to capital to fund proposed operations and other factors that are described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2014 and quarterly reports on Form 10-Q for the quarters ended March 31, 2015 and June 30, 2015, which are on file with the SEC and available on the SEC’s website at www.sec.gov. In addition to the risks described above and in the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other filings with the SEC, other unknown or unpredictable factors also could affect the Company’s results. There can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Company. Therefore, no assurance can be given that the outcomes stated in such forward-looking statements and estimates will be achieved.

All written and verbal forward-looking statements attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to herein. The Company cautions investors not to rely too heavily on the forward-looking statements the Company makes or that are made on its behalf. The information in this release is provided only as of the date of this release, and the Company undertakes no obligation, and specifically declines any obligation, to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIRUS BIOPHARMACEUTICALS, INC.

By:	/s/ Amit Munshi
Name:	Amit Munshi
Title:	President and Chief Executive Officer

Date: September 9, 2015

EXHIBIT INDEX

Exhibit Number	Description

2.1*

Stock Purchase Agreement Regarding the Sale and Transfer of All Outstanding Shares in Bioceros Holding B.V. by and among EPIRUS Biopharmaceuticals, Inc., the Sellers identified therein and Oscar Schoots and Carine van den Brink as the representatives of the Sellers dated September 9, 2015

99.1	Press Release of EPIRUS Biopharmaceuticals, Inc. dated September 9, 2015

*                 The schedules to the Stock Purchase Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. EPIRUS Biopharmaceuticals, Inc. will furnish supplemental copies of any such schedules to the U.S. Securities and Exchange Commission upon request.